Exhibit 99.26(8)(b)

AMENDMENT TO PARTICIPATION AGREEMENT

Among

T. ROWE PRICE EQUITY SERIES, INC.,

T. ROWE PRICE FIXED INCOME SERIES, INC.,

T. ROWE PRICE INVESTMENT SERVICES, INC.

And

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 16th day of January, 2008 (hereinafter the “Effective Date”) by and among Southern Farm Bureau Life Insurance Company (hereinafter the “Company”), a Mississippi insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to this Amendment, and the undersigned funds, each, a corporation organized under the laws of Maryland (each hereinafter referred to as the “Fund”), and T. Rowe Price Investment Services, Inc. (hereinafter the “Underwriter”), a Maryland corporation.

WHEREAS, the Company, the Fund and the Underwriter entered into a Participation Agreement dated July 8, 1999 (herein the “Participation Agreement”), to facilitate the purchase by the Company, on behalf of certain segregated asset accounts of the Company, shares in certain portfolios of securities managed by the Fund;

WHEREAS, the Company, the Fund and the Underwriter entered into an Amendment to Participation Agreement dated September 5, 2001, to amend certain provisions of the Participation Agreement;

WHEREAS, the Company, the Fund and the Underwriter entered into an Amendment to Participation Agreement dated February 15, 2006, to further amend certain provisions of the Participation Agreement;

WHEREAS, the Company, the Fund and the Underwriter desire to further amend certain provisions of the Participation Agreement;

NOW THEREFORE, for and in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company, the Fund and the Underwriter hereby agree as follows:

1.     Schedule A to the Participation Agreement is hereby amended by substituting in its place and stead Schedule A attached hereto and made a part hereof.

2.     Except as hereinabove expressly modified or amended, all of the terms and conditions contained in the Participation Agreement, as previously amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the Effective Date.

COMPANY:	SOUTHERN FARM BUREAU LIFE
INSURANCE COMPANY

By its authorized officer

	By:	/s/ Joseph A. Purvis
Name: Joseph A. Purvis
Title: Senior Vice President, General Counsel and Secretary

FUND:	T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

	By:	/s/ Henry H. Hopkins
Name: Henry H. Hopkins
Title: Vice President

FUND:	T. ROWE PRICE FIXED INCOME SERIES, INC.

By its authorized officer

	By:	/s/ Henry H. Hopkins
Name: Henry H. Hopkins
Title: Vice President

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

	By:	/s/ Darrell N. Braman
Name: Darrell N. Braman
Title: Vice President

SCHEDULE A

Name of Separate Account and	Contracts Funded by
Date Established by Board of Directors	Separate Account	Designated Portfolios

Southern Farm Bureau Life Variable Account	Flexible Premium	T. Rowe Price Equity Series, Inc.
Established May 17, 1999	Deferred Variable	- T. Rowe Price Mid-Cap Growth Portfolio
	Annuity Contract	- T. Rowe Price Equity Income Portfolio
- T. Rowe Price Personal Strategy Balanced Portfolio
- T. Rowe Price Blue Chip Growth Portfolio

T. Rowe Price Fixed Income Series, Inc.
- T. Rowe Price Limited-Term Bond Portfolio
- T. Rowe Price Prime Reserve Portfolio

Southern Farm Bureau Life Variable Life	Non-Participating	T. Rowe Price Equity Series, Inc.
Account Established October 16, 2000	Adjustable Premium	- T. Rowe Price Mid-Cap Growth Portfolio
	Variable Life Insurance	- T. Rowe Price Equity Income Portfolio
	Policy	- T. Rowe Price Personal Strategy Balanced
Portfolio
- T. Rowe Price Blue Chip Growth Portfolio

T. Rowe Price Fixed Income Series, Inc.
- T. Rowe Price Limited-Term Bond Portfolio
- T. Rowe Price Prime Reserve Portfolio

PA Amend Sch A 2008